UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Second Agreement to Amend the Recapitalization Support Agreement

On December 15, 2010, Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”) and certain of its subsidiaries entered into the Second Agreement to Amend the Recapitalization Support Agreement (the “Second Extension Agreement”) with the holders (the “Consenting Noteholders”) of approximately 74% of the principal amount outstanding of its 7.75% Senior Subordinated Notes due 2014 (the “Subordinated Notes”). The Second Extension Agreement extends certain deadlines outlined in the previously announced Recapitalization Support Agreement among Angiotech and the holders of Subordinated Notes party thereto, dated as of October 29, 2010 and amended on November 29, 2010 (as amended, the “Support Agreement”).

Under the Second Extension Agreement, the date by which the Company must commence the exchange offer (the “Exchange Offer”) or otherwise commence implementation of the recapitalization contemplated by the Support Agreement has been extended to January 11, 2011. Additionally, the date by which greater than 98% of the outstanding Subordinated Notes must consent to the Exchange Offer has been extended to February 9, 2011. Certain other deadlines in the Support Agreement with respect to the Exchange Offer and the recapitalization have also been extended.

The above description of the Second Extension Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Second Extension Agreement or the Support Agreement. The above description of the Second Extension Agreement is qualified in its entirety by reference to the Second Extension Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The above description of the Support Agreement is qualified in its entirety by reference to the Support Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 2, 2010. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Second Agreement to Amend the Floating Rate Note Support Agreement

On December 15, 2010, the Company, certain of its subsidiaries and holders (the “FRN Noteholders”) of approximately 53% of the principal amount outstanding of the Company’s existing Senior Floating Rate Notes due 2013 (the “Existing Floating Rate Notes”) entered into the Second Agreement to Amend the Floating Rate Note Support Agreement (the “Second FRN Extension Agreement”). The Second FRN Extension Agreement extends the date by which Angiotech must commence the exchange offer outlined in the previously announced Floating Rate Note Support Agreement among Angiotech and the FRN Noteholders party thereto, dated as of October 29, 2010 and amended on November 29, 2010 (as amended, the “FRN Support Agreement”). Pursuant to the Second FRN Extension Agreement, the date by which Angiotech must commence the exchange offer has been extended to January 11, 2011.

Under the terms of the FRN Support Agreement, Angiotech will offer to exchange Existing Floating Rate Notes for new floating rate notes (the “New Floating Rate Notes”). The exchange offer will be open to all qualifying holders of the Existing Floating Rate Notes. New Floating Rate Notes will be secured by a second lien over the assets, property and undertaking of the Company and certain of its subsidiaries and will otherwise be issued on substantially the same terms and conditions as the Existing Floating Rate Notes other than amendments to certain covenants in respect of the incurrence of additional indebtedness and the definitions of permitted liens and change of control.

The above description of the Second FRN Extension Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Second FRN Extension Agreement or the FRN Support Agreement. The above description of the Second FRN Extension Agreement is qualified in its entirety by reference to the Second FRN Extension Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The above description of the FRN Support Agreement is qualified in its entirety by reference to the FRN Support Agreement, a copy of which is attached as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on November 2, 2010. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 8.01.	Other Events.

On December 17, 2010, the Company issued a press release announcing the entry into the Second Extension Agreement and the Second FRN Extension Agreement described in Item 1.01. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Second Agreement to Amend the Recapitalization Support Agreement, dated December 15, 2010, among Angiotech Pharmaceuticals, Inc. and the holders of senior subordinated notes signatory thereto.

10.2	Second Agreement to Amend the Floating Rate Note Support Agreement, dated December 15, 2010, among Angiotech Pharmaceuticals, Inc. and the holders of floating rate notes signatory thereto.

99.1	Press Release, dated December 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc. (Registrant)

Dated: December 17, 2010	By:	/S/ K. THOMAS BAILEY
	Name:	K. Thomas Bailey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Agreement to Amend the Recapitalization Support Agreement, dated December 15, 2010, among Angiotech Pharmaceuticals, Inc. and the holders of senior subordinated notes signatory thereto.

10.2	Second Agreement to Amend the Floating Rate Note Support Agreement, dated December 15, 2010, among Angiotech Pharmaceuticals, Inc. and the holders of floating rate notes signatory thereto.

99.1	Press Release, dated December 17, 2010.

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